UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
April 14, 2023

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of a New Director

On April 14, 2023, the Board of Directors (the “Board”) of BGSF, Inc. (“BGSF” or the “Company”) appointed Donna Carroll to its Board as a Class I director, bringing the total number of Board members to seven.

The Board concluded that Ms. Carroll should serve as a director of the Company in light of her substantial experience in the professional services and staffing industry. The Board will consider which of the Boards committee(s) she may serve on during the next Board meeting. The Board determined that Ms. Carroll is an independent director for purposes of the rules and regulations of the Securities and Exchange Commission and under the NYSE listing standards. The appointment of Ms Carroll brings the total number of independent directors to six directors.

Ms. Carroll has served as the Founder and President of Human Factor, LLC, a provider of advisory, consulting, and leadership development services to public sector and non-profit organizations since July 2020. From January 2017 to July 2020, Ms. Carroll served, among other roles, as Chief Sales Officer of Supplemental Health Care, a private healthcare staffing and professional services company. Ms. Carroll is also member of the Board of Directors of Champions Community Foundation, Inc., on the Leadership Advisory Council of the Women Business Collaborative, and a former advisory Board member of Phaidon International. She attended Kalamazoo Valley Community College and holds a Certificate in Leading Change and Organizational Leadership from the University of Georgia – Terry College of Business, and a Certificate in the Future of Work: Leading Modern Workplaces through the Wharton School of the University of Pennsylvania. Additionally, she is a Certified Professional Coach and COR.E Dynamics | Leadership Dynamics Specialist.

Ms. Carroll will receive an annual retainer of $45,000 and an annual issuance of BGSF restricted stock grants of $75,000 (issued in quarterly increments) for her service on the Board. The Company will also reimburse Ms. Carroll for all reasonable out-of-pocket expenses incurred in connection with her attendance at meetings of the Board and any committees thereof, including, without limitation, travel, lodging and meal expenses.

The Company has entered into or will enter into customary indemnification agreements with Ms. Carroll which clarify and supplement indemnification provisions already contained in the Company’s bylaws and generally provide for indemnification to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with her service as a director and also provide for rights to advancement of expenses.

Item 7.01	Regulation FD Disclosure

On April 20, 2023, the Company issued a press release announcing Ms. Carroll’s appointment as director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1*	Earnings release dated	April 20, 2023
104.0*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
•Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	April 20, 2023		/s/ John Barnett
		Name: Title:	John Barnett Chief Financial Officer and Secretary (Principal Financial Officer)